Custody and Securities Lending Fee Schedule:

Allianz Variable Insurance Products Trust
Allianz Variable Insurance Products Fund of Funds Trust


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Fee Schedule without Lending

                                                                     Charge
                                                                   Per Item
                                                        --------------------
Structural Charges
    Per Domestic Account                                          $1,500.00
    Per Global Account                                            $1,500.00
    Per Fund of Fund                                              $1,500.00

                                                                      Basis
                                                                     Points
                                                        --------------------
Administrative Fee
Domestic
    US Securities                                                     0.250

Global Markets
    Developed Markets Category 1                                       2.00
    Developed Markets Category 2                                       3.50
    Developed Markets Category 3                                       6.00
    Intermediate Markets Category 4                                   12.00
    Intermediate Markets Category 5                                   20.00
    Emerging Markets- Category 6                                      40.00

                                                                     Charge
                                                                   Per Item
                                                        --------------------
Transaction Fee
Domestic
    Per Depository Eligible Transaction                               $3.00
    Per Physical Transaction                                         $25.00
    Per Wire Out/Vendor Payment/ Margin Variation Wire                $3.00
    Per F/X Not Executed At Mellon                                   $40.00

Global
    Developed Markets Category 1                                     $15.00
    Developed Markets Category 2                                     $30.00
    Developed Markets Category 3                                     $40.00
    Intermediate Markets Category 4                                  $50.00
    Intermediate Markets Category 5                                  $60.00
    Emerging Markets- Category 6                                     $85.00

Third Party Securities Lending                                  $100,000.00


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Fee Schedule with Lending

                                                                      Charge
                                                                    Per Item
                                                         --------------------
Structural Charges
    Per Domestic Account                                          Fee Waived
    Per Global Account                                            Fee Waived
    Per Fund of Fund                                              Fee Waived

                                                                       Basis
                                                                      Points
                                                         --------------------
Administrative Fee
Domestic
    US Securities                                                      0.100

Global Markets
    Developed Markets Category 1                                        1.50
    Developed Markets Category 2                                        3.00
    Developed Markets Category 3                                        5.00
    Intermediate Markets Category 4                                    10.00
    Intermediate Markets Category 5                                    18.00
    Emerging Markets- Category 6                                       36.00

                                                                      Charge
                                                                    Per Item
                                                         --------------------
Transaction Fee
Domestic
    Per Depository Eligible Transaction                                $3.00
    Per Physical Transaction                                          $25.00
    Per Wire Out/Vendor Payment/ Margin Variation Wire                 $3.00
    Per F/X Not Executed At Mellon                                    $40.00

Global
    Developed Markets Category 1                                      $10.00
    Developed Markets Category 2                                      $20.00
    Developed Markets Category 3                                      $30.00
    Intermediate Markets Category 4                                   $40.00
    Intermediate Markets Category 5                                   $50.00
    Emerging Markets- Category 6                                      $70.00

Securities Lending

BNY Mellon has reviewed your portfolio information and estimates that Allianz could generate approximately $8,308,593 in total gross securities lending income.

100% of the income earned from the lending of the assets will be remitted to Allianz for the first month following the transfer of assets from the prior custodian. Thereafter, 85% of the income earned from lending the assets will be remitted to Allianz and the remaining 15% will be retained by the bank up until $10,000,000 thereafter, 90% will go to Allianz and 10% will go to BNY Mellon.





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Notes

We will pass through to the client any out-of-pocket expenses including, but not limited to, postage, courier expense, registration fees, stamp duties, telex charges, custom reporting or custom programming, internal/external, legal or consulting costs and proxy voting expenses.

We reserve the right to amend our fees if the service requirements change in a way that materially affects our responsibilities or costs. Support of other derivative investment strategies or special processing requirements (e.g. external cash sweep, etc.) may result in additional fees.

BNY Mellon will file class action Proofs of Claim on your behalf. An amount equal to 2% of the proceeds will be charged against each participating account at the time the proceeds are credited.

A payment of approximately 1/12th of estimated annual fees will be paid monthly via an electronic debit with a quarterly true-up to actual fees incurred. Additional amounts due (or overpayments to be refunded) will be payable within 30 days. Fees not paid within 60 days of the date of the invoice will be subject to a late charge of 1.5% per month.

We reserve the right to assess a charge for managing the asset conversion (transfer). Such charges may include, but are not limited to, travel expenses incurred during any such conversion.

The fee schedule with securities lending assumes BNY Mellon is the sole securities lending agent and collateral manager and may lend your entire pool of assets. It also assumes that you will begin lending of securities within 60 days of the completion of reconcilement of converted assets. If the commencement of lending is deferred beyond 60 days, an incremental fee will be assessed.

Earnings credits and overdraft rates will be calculated monthly on the basis of the following formula:

(Net Positive/Net Negative) * (Avg. FF Rate ) / 365

"Net Positive": equals the average net positive balances maintained by a Portfolio over the course of the applicable month less the applicable reserve requirement "Net Negative": equals the average net negative balances maintained by a Portfolio over the course of the applicable month plus the applicable reserve requirement. "Avg. FF Rate": equals the average Federal Funds Rate over the course of the applicable month.

At the end of each month, the net positive earnings credits and overdraft amounts are netted by Portfolio and offset against the applicable custody fees generated by each Portfolio.

Excess Earnings Credits:
Monthly credit balances will roll forward to offset future Custodian fees and expenses. Unused Daily Credits will expire at calendar year end. Credit balances may not be transferred. They are used exclusively to offset Custodian fees and expenses and shall not be applied against investment or other related expenses.

This fee schedule is guaranteed for 3 years.



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Market Tiers:

Developed

Category 1     Canada, Euroclear, France, Germany, Italy, Japan, Netherlands,
               New Zealand, Spain, Sweden, Switzerland, United Kingdom

Category 2     Australia, Belgium, CEDEL, Finland, Ireland,  Luxembourg, Mexico,
               Norway, South Africa

Category 3     Argentina, Austria, Brazil, Denmark, Hong Kong, Malaysia,
               Portugal, Singapore, South Korea, Sri Lanka, Thailand, Turkey

Intermediate

Category 4     Czech Republic, Greece, Hungary, Indonesia, Israel, Peru,
               Taiwan, Zimbabwe

Category 5     Bangladesh, Bermuda, Botswana, Ghana,  Mauritius, Pakistan,
               Philippines, Poland,  Slovak Republic, Uruguay

Emerging

Category 6     Bahrain, Bolivia, Bulgaria, Chile, China, Colombia, Croatia,
               Egypt, Estonia, Iceland, India, Jordan, Kazakhstan, Lativia,
               Lebanon,  Lithuania, Morocco, Oman, Panama, Romania, Russia,
               Slovenia, Tunisia, Ukraine, Venezuela, Vietnam, Zambia


Signature Page:

                      Allianz Variable Insurance Products Trust

Signature:     /s/ Brian Muench
Name:          Brian Muench
Date           2-4-09

              Allianz Variable Insurance Products Fund of Funds Trust

Signature:     /s/ Brian Muench
Name:          Brian Muench
Date           2-4-09

                          The Bank of New York Mellon

Signature:     /s/ Donald Brophy
Name:          Donald Brophy
Date           2-4-09